UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: May 5, 2009


                             SUN RIVER ENERGY, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

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              Colorado                                   0-29670                                84-1491159
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-422-8127
                                 --------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                   SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities.

A total of 45,000 shares of restricted common stock is being issued as a retainer for the services of the Advisory Board, to the newly appointed members of the recently formed Executive Advisory Board.


                            SECTION 7 - REGULATION FD

Item 7.01 Regulation Fd Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

The text of the press release is attached hereto as Exhibit 99.1.

                            SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.


Sun River Energy, Inc. announced that it has appointed 3 members to its Executive Advisory Board, for Fiscal Year 2009,. The members, Jay Leaver - Executive Vice President of Thomasson Partner Associates (TPA), Terry J. Mather PhD - Project Manager for TPA and Jim Sullivan - President of Energy West Corporation, bring over 75 years of experience in managing geological/geophysical exploration projects in the oil & gas field.

Jay S. Leaver

Mr. Leaver is Executive Vice President of Thomasson Partner Associates (TPA), an oil and gas play generation firm that is highly respected in the industry. After graduating with a B.Sc. in Geological Engineering from the Colorado School of Mines in 1986, Mr. Leaver gathered experience in geology, geochemistry, and geophysics in both the petroleum and mining fields before joining TPA as a junior geologist in 1991. He later became a Project Manager, and has been a team member involved in several important oil and gas discoveries. During this time, Mr. Leaver worked on projects in the StateIllinois, StateMichigan, and Appalachian Basins, as well as the Williston and several other placePlaceNameRocky PlaceTypeMountain PlaceTypeBasins plus the Basin and Range area, where he developed in-depth familiarity with the geology and production of a wide variety of petroleum-producing provinces.


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Due  to  his  extensive   experience  in  a  broad  specturm  of  earth  science
sub-disciplines, Mr. Leaver was named Vice President of Geoscience for TPA in 2006. In early 2008, Mr. Leaver became Executive Vice President, responsible for managing the flow of projects through the TPA pipeline. Mr. Leaver is in charge of all regularly-scheduled company meetings, and fulfills the role of President in the absence of Dr. Thomasson. Under Mr. Leaver's guidance, TPA has matured a set of choice oil and gas projects: total project sales so far for 2009 are equal to the entirety of 2008, despite a substantial drop in commodity prices during this period.

Mr. Leaver is a member of the American Association of Petroleum Geologists and the Society of Exploration Geophysicists. He is currently Secretary of the local AAPG Section, the Rocky Mountain Association of Geologists.

James E. Sullivan.

Mr. Sullivan has over 36 years experience as a Petroleum Landman and has been providing independent petroleum land services since 1978. Before going independent, he was employed by Trend Exploration, Ltd, Petro-Lewis Corporation and Husky Oil Company as an Area Land Manager. Prior to forming Energy West Corporation in 1999, he operated under Energy West Services, LLC and as a sole proprietor. Since 1978, Energy West/Sullivan has represented over 100 different clients and partners in various facets of petroleum land and exploration work. These relationships have culminated in leasing over 5.5 million acres of mineral leasehold. Mr. Sullivan has also negotiated both on-shore exploration contracts and offshore concessions, consulted for commercial and investment banking firms, served as an expert witness and performed non-producing acreage evaluations. Additionally, Mr. Sullivan, through Energy West, participates in exploration projects as an investor/consultant with industry partners. Energy West/Sullivan also develops and sells its own independent projects.

Terry J. Mather

Dr. Mather received his undergraduate degree from the PlaceTypeUniversity of PlaceNameWisconsin and his MS and Ph.D. in Geology from the PlaceTypeplaceUniversity of PlaceNameColorado, completing his academic work in 1970.

Dr. Mather's thirty nine year industry related career includes over six years with Shell Oil Company where he was responsible for stratigraphic studies in the Rockies, prospect generation in StateIllinois, StateWyoming, StateMontana and StateplaceColorado and was among the first to apply stratigraphic geophysical analysis to plays. While at Shell, Dr. Mather chaired the source rock, generation, migration and hydrocarbon volumetrics team for the placeGulf of Alaska sale. Dr. Mather has worked for Superior Oil Company and Houston Oil and Minerals as Lead Explorationist and Senior Geologist respectively. He was responsible for supervision and prospect generation leading to the discovery of significant hydrocarbons in the PlaceNameGreen PlaceTypeRiver Basin and western StateplaceMontana. Dr. Mather was part of a select team who founded High Plains Exploration where he originated and sold a major, high potential frontier play. Dr. Mather co-founded Lariat Exploration, Inc. in CityDenver where he was directly responsible for significant discoveries in StateKansas and the PlaceNameplaceD-J PlaceTypeBasin. Lariat had an exceptional track record for the more than ten years Dr. Mather was an officer and explorationist. Dr. Mather was employed by HS Resources as Team Leader and Senior Explorationist overseeing multi-million dollar programs in southwest StateKansas, northwest StateColorado and the PlaceNameplaceGreen PlaceTypeRiver Basin.


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Throughout  his  career,  Dr.  Mather has gained  exceptional  understanding  of stratigraphic systems and the application and integration of geophysics with geology in the consistent successful search for commercial hydrocarbons. Special talents include the application of seismic Amplitude vs Offset (AVO) in lithologic interpretation, clastic and carbonate reservoir and trap geometry analysis and definition and subsurface fluid systems analysis. Dr. Mather has worked with Thomasson Partner Associates for the past thirteen years as a project/prospect generator and marketing consultant.


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (c) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

 Exhibit No.            Description
 -----------            -----------
 99.1                   Press Release, dated May 5, 2009
--------------------
*Filed herewith




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                              SUN RIVER ENERGY, INC.


                                              By:    /s/Redgie Green
                                                     ----------------
                                                        Redgie Green, President


                                                         Date: May 6, 2009